Exhibit 10.1
HALLADOR PETROLEUM COMPANY

2008 RESTRICTED STOCK UNIT PLAN

I.	PURPOSE OF THE PLAN

This 2008 Restricted Stock Unit Plan is intended to promote the interests of Hallador Petroleum Company, a Colorado corporation, by providing eligible persons with the opportunity to receive equity awards designed to encourage them to continue their service relationship with the Corporation or its Subsidiaries.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.	ADMINISTRATION OF THE PLAN

A. The Compensation Committee shall have sole and exclusive authority to administer the Plan with respect to Section 16 Insiders.  However, administration of the Plan with respect to all other eligible persons may, at the Board’s discretion, be vested in the Compensation Committee or a Secondary Board Committee, or the Board may retain the power to administer those programs with respect to all such persons.  However, any Awards for members of the Compensation Committee must be authorized by a disinterested majority of the Board.

B. Members of the Compensation Committee or any Secondary Board Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time.  The Board may also at any time terminate the functions of any Secondary Board Committee and reassume all powers and authority previously delegated to such committee.

C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding awards thereunder as it may deem necessary or advisable.  Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Plan under its jurisdiction or any Award thereunder.

D. Service as a Plan Administrator by the members of the Compensation Committee or the Secondary Board Committee shall constitute service as Board members, and the members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee.  No member of the Compensation Committee or the Secondary Board Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Award thereunder.

III.	ELIGIBILITY

A. The persons eligible to participate in the Plan are as follows:

(i) Employees,

(ii) non-employee members of the Board or the board of directors of any Subsidiary,
     and

(iii) consultants and other independent advisors who provide services to the
      Corporation (or any Subsidiary).

B. The Plan Administrator shall have full authority to determine which eligible persons are to receive Awards under the Plan, the time or times when the Awards are to be made, the number of shares subject to each such Award and the vesting and issuance schedules applicable to the shares which are the subject of such Award.

IV.	STOCK SUBJECT TO THE PLAN

A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market.  The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall be limited to 450,000 shares.

B. Shares of Common Stock subject to outstanding Awards made under the Plan shall be available for subsequent issuance under the Plan to the extent those Awards expire or terminate for any reason prior to the issuance of the shares of Common Stock subject to those Awards.  If shares of Common Stock otherwise issuable under the Plan are withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the vesting of an Award or the issuance of Common Stock thereunder, then the number of shares of Common Stock available for issuance under the Plan shall be reduced on the basis of the net number of shares issued, calculated in each instance after any such share withholding.

C. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Company Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, then equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan and (ii) the number and/or class of securities subject to each outstanding Award under the Plan.  The adjustments shall be made in such manner as the Plan Administrator deems appropriate in order to prevent the dilution or enlargement of benefits under the Plan and the outstanding Awards thereunder, and such adjustments shall be final, binding and conclusive. In the event of a Change in Control, however, the adjustments (if any) shall be made solely in accordance with the applicable provisions of the Plan governing Change in Control transactions.

D. Outstanding Awards granted pursuant to the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

V.	TERMS OF AWARDS

A. The Plan Administrator shall determine the Participants who shall receive Awards under the Plan and the terms and conditions of each such Award.  Each restricted stock unit subject to the Award shall entitle the recipient to receive one share of Common Stock following vesting of the Award.

B. Awards may, in the discretion of the Plan Administrator, vest in one or more installments over the Participant’s period of Service.  Outstanding Awards shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those Awards, if the Service requirements established for those Awards are not attained or satisfied.  The Plan Administrator, however, shall have the discretionary authority to issue vested shares of Common Stock under one or more outstanding Awards as to which the designated Service requirements have not been attained or satisfied.

C. Shares of Common Stock subject to a vested Award may be issued upon vesting of the Award or upon the expiration of a designated time period following the vesting of that Award including (without limitation) a deferred distribution date following the termination of the Participant’s Service.

D. The Participant shall not have any stockholder rights with respect to the shares of Common Stock subject to an Award until that Award vests and the shares of Common Stock are actually issued thereunder.  However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding Awards, subject to such terms and conditions as the Plan Administrator may deem appropriate.

VI.	REORGANIZATION/CHANGE IN CONTROL

A. Any Award outstanding at the time of a Reorganization may be assumed by the successor entity or otherwise continued in full force and effect.  In the event of such assumption or continuation of the Award, no accelerated vesting of the Award shall occur at the time of the Reorganization; provided, however, that if the Reorganization event also constitutes a Change in Control, then the special vesting acceleration provisions of Section VI.C below shall be applicable.

B. In the event the Award is assumed or otherwise continued in effect, the Award shall be adjusted immediately after the consummation of the Reorganization so as to apply to the number and class of securities into which the shares of Common Stock subject to restricted stock units under the Award immediately prior to the Reorganization would have been converted in consummation of that Reorganization had the shares of Common Stock actually been issued and outstanding at that time.

C. If the Award outstanding at the time of the Reorganization is not assumed or otherwise continued in effect in accordance with Section VI.A above or in the event such Reorganization also constitutes a Change in Control, then that Award shall vest immediately upon the effective date of such Reorganization or Change in Control.  The shares of Common Stock subject to the vested Award shall be issued on the closing date of the Change in Control or Reorganization transaction triggering such accelerated vesting (or shall otherwise be converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders of the Corporation in consummation of that Reorganization or Change in Control and distributed at the same time as such stockholder payments), subject to the Corporation’s collection of applicable Withholding Taxes.

D. The Plan Administrator shall have the discretionary authority to structure one or more Awards so that those Awards shall automatically vest (or vest and become issuable) in whole or in part immediately prior to the effective date of an actual Reorganization or Change in Control transaction or upon the subsequent termination of the Participant’s Service within a designated period following the effective date of that Reorganization or Change in Control transaction.

VII.	TAX WITHHOLDING

A. The Corporation’s obligation to deliver shares of Common Stock upon the vesting of an Award under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

B. The Plan Administrator may, in its discretion, provide Participants to whom Awards are made under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the vesting of those Awards or the issuance of shares of Common Stock thereunder.  Such right may be provided to any such holder in either or both of the following formats:

1. Stock Withholding:  The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the vesting of such Award or the issuance of shares of Common Stock thereunder, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by such individual.

2. Stock Delivery:  The election to deliver to the Corporation, at the time of the vesting of such Award or the issuance of shares of Common Stock thereunder, one or more shares of Common Stock previously acquired by such individual (other than in connection with the share issuance or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the individual.

VIII.	EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan shall become effective on the Plan Effective Date.

B. The Plan shall terminate upon the earliest to occur of (i) April 1, 2018, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares, or (iii) the termination of all outstanding Awards in connection with a Reorganization or Change in Control.  Should the Plan terminate on April 1, 2018, then all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing those Awards.

IX.	AMENDMENT OF THE PLAN

The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects subject to any stockholder approval required under applicable law or regulation.  However, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Participant consents to such amendment or modification.

X.	GENERAL PROVISIONS

A. Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan, if any, shall be used for general corporate purposes.

B. The implementation of the Plan, the granting of any Award under the Plan and the issuance of any shares of Common Stock in connection with the vesting of any Award under the Plan shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the shares of Common Stock issuable pursuant to those Awards.  No Awards or shares of Common Stock or other assets shall be issued or delivered under the Plan except in compliance with all applicable requirements of applicable securities laws.

C. Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Subsidiary employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APPENDIX

The following definitions shall be in effect under the Plan:

A. Award shall mean an award of restricted stock units.

B. Award Agreement shall mean the agreement(s) between the Corporation and the Participant evidencing a particular Award made to that individual under the Plan, as such agreement(s) may be in effect from time to time

C. Board shall mean the Corporation’s Board of Directors.

D. Change in Control shall mean any change in control or ownership of the Corporation which occurs by reason of one or more of the following events:

(i) the acquisition of any person or group of related persons (as determined pursuant to section 13(d)(3) of the 1934 Act) of beneficial ownership of securities of the Corporation representing fifty percent (50%) or more of the total number of votes that may be cast for the election of Board members, or

(ii) stockholder approval of (A) any agreement for a merger or consolidation in which the Corporation will not survive as an independent corporation or other entity, or (B) any sale, exchange or other disposition of all or substantially all of the Corporation’s assets.

In determining whether a subparagraph (i) acquisition has occurred, the person acquiring beneficial ownership of the securities must be someone other than a person or an affiliate of a person that, as of April 8, 2008, is the beneficial owner of securities of the Corporation representing twenty percent (20%) or more of the total number of votes that may be cast for the election of Board members.  In determining whether a subparagraph (ii) event has occurred, the conversion of the Corporation into a limited partnership or other form of entity shall not constitute a Change in Control unless another Change in Control event, such as a subparagraph (i) acquisition, occurs concurrently with such conversion.  The Board’s reasonable determination as to whether a Change in Control event has occurred shall be final and conclusive.

E. Code shall mean the Internal Revenue Code of 1986, as amended.

F. Common Stock shall mean the Corporation’s common stock.

G. Compensation Committee shall mean the Compensation Committee of the Board comprised of two (2) or more non-employee Board members.

H. Corporation shall mean Hallador Petroleum Company., a Colorado corporation, and any corporate successor to all or substantially all of the assets or voting stock of Hallador Petroleum Company which has by appropriate action assumed the Plan.

I. Employee shall mean an individual who is in the employ of the Corporation (or any Subsidiary, whether now existing or subsequently established), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

J. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is listed upon one or more established Stock Exchanges, then the Fair Market Value per share shall be deemed to be the averages of the quoted closing prices of the Common Stock on such Stock Exchanges on the date for which the determination is made, or if no sale shall have been made on any Stock Exchange on that day, on the next preceding day on which there was such a sale.

(ii) If the Common Stock is not listed upon an established Stock Exchange but is actively traded on the NASDAQ System, the Fair Market Value per share shall be deemed to be the last reported sale price for the date for which the determination is made or (in the absence of any sale on such date) the mean between the dealer “bid” and “ask” closing prices of the Common Stock on the NASDAQ System on such day or, if there shall have been no trading or quotes of the Common Stock on that day, on the next preceding day on which there was such trading or quotes.

(iii) If none of the foregoing apply, the Fair Market Value per share shall be deemed to be an amount as determined in good faith by the Board by applying any reasonable valuation method.

K. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

L. Participant shall mean any person who is issued an Award under the Plan.

M. Plan shall mean the Corporation’s 2008 Restricted Stock Unit Plan, as set forth in this document.

N. Plan Administrator shall mean the particular persons or entity, whether the Compensation Committee (or subcommittee thereof), the Board or the Secondary Board Committee, which are authorized to administer the Plan with respect to one or more classes of eligible persons, to the extent such persons or entities are carrying out their administrative functions under the Plan with respect to the persons under its jurisdiction.

O. Plan Effective Date shall mean April 8, 2008.

P. Reorganization shall mean the occurrence of any of the following transactions:

(i) the Corporation is merged or consolidated with another corporation or entity and the Corporation is not the surviving corporation or does not otherwise survive as the surviving entity, or

(ii) all or substantially all of the assets of the Corporation are acquired by another entity, or

(iii) the Corporation is liquidated or reorganized.

Q. Secondary Board Committee shall mean a committee of one or more Board members appointed by the Board to administer the Plan with respect to eligible persons other than Section 16 Insiders.

R. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

S. Service shall mean the performance of services for the Corporation (or any Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the Award.  For purposes of the Plan, a Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Participant no longer performs services in any of the foregoing capacities for the Corporation or any Subsidiary or (ii) the entity for which the Participant is performing such services ceases to remain a Subsidiary of the Corporation, even though the Participant may subsequently continue to perform services for that entity.  Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation.  Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Participant is on a leave of absence.

T. Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global Market or the New York Stock Exchange.

U. Subsidiary shall mean (i) any corporation (other than the Corporation) or other entity in an unbroken chain beginning with the Corporation, provided each such entity (other than the last entity) in the unbroken chain, owns, at the time of the determination, stock or other equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or other voting interests in one of the other corporations or entities in such chain, or (ii) any entity that is directly or indirectly controlled by the Corporation.

V. Withholding Taxes shall mean the applicable federal and state income and employment withholding taxes to which the holder of an Award under the Plan may become subject in connection with the vesting of that Award or the issuance of shares of Common Stock thereunder.